UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 24, 2004

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.03.              Material Modification of Rights to Security Holders.

                                Foster Wheeler has entered into amendments to the instruments governing each of (i) the 9.00% Preferred Securities, Series I (liquidation amount $25 per trust security) issued by FW Preferred Capital Trust I and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, (ii) the 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC and (iii) the 6.75% Senior Notes due 2005 issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd. and certain subsidiary guarantors, in each case as described under the heading “The Proposed Amendments” in the registration statement on Form S-4 (File No. 333-107054), which is incorporated by reference herein.

                                Foster Wheeler has amended the Rights Agreement, dated as of May 21, 2001 between Foster Wheeler Ltd. and Mellon Investor Services LLC (formerly Chase Mellon Shareholders Services, L.L.C.), a New Jersey limited liability company, as rights agent, relating to the common shares of Foster Wheeler Ltd. (the “Common Shares”), and pursuant to which certain rights (the “Rights”) were awarded to the holders of Common Shares.  Pursuant to Amendment No. 1 to Rights Agreement, entered into on September 23, 2004, the Rights expired on September 23, 2004.

Item 8.01.              Other Event.

                                On September 24, 2004, Foster Wheeler Ltd. issued a press release announcing the closing of the Exchange Offer and Consent Solicitation (File No. 333-107054), which is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)                  Exhibits.

99.1	Press Release, dated September 24, 2004, issued by Foster Wheeler Ltd.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: September 27, 2004	By:	/s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated September 24, 2004, issued by Foster Wheeler Ltd.